Exhibit 99.2

SeaStar Medical to Hold Business Update Conference Call on February 15, 2023

DENVER (February 14, 2023) – SeaStar Medical (Nasdaq: ICU), a medical technology company developing proprietary solutions to reduce the consequences of hyperinflammation on vital organs, announces it will hold a conference call to discuss business updates including the recent FDA approval to conduct a pivotal trial evaluating the effectiveness of its Selective Cytopheretic Device (SCD) in reducing hyperinflammation in adults with acute kidney injury (AKI) and an update regarding the Humanitarian Device Exemption (HDE) submission for market approval for use of the SCD for critically ill children with AKI.

Date/Time:	Wednesday, February 15, 4:00 p.m. ET / 1:00 p.m. PT

Pre-Registration:	Participants can pre-register for the conference call here:

Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

Dial In:	Those who choose not to pre-register can access the live conference call by dialing the following and requesting the SeaStar Medical call:

866-777-2509 within the U.S.
412-317-5413 from outside the U.S.

The live webcast of the conference call also will be available here. A replay of the call will be available for 48 hours beginning two hours after its completion by dialing 877-344-7529 from within the U.S., 855-669-9658 from Canada or 412-317-0088 from outside the U.S., and entering conference ID 8400913. The webcast will also be archived here.

About SeaStar Medical, Inc.

SeaStar Medical is a medical technology company focusing on redefining how extracorporeal therapies may reduce the consequences of excessive inflammation on vital organs. SeaStar Medical’s novel technologies rely on science and innovation to provide life-saving solutions to critically ill patients. The Company is developing and commercializing extracorporeal therapies that target the effector cells that drive systemic inflammation, causing direct tissue damage and secreting a range of pro-inflammatory cytokines that initiate and propagate imbalanced immune responses. For more information visit www.seastarmedical.com or visit us on LinkedIn or Twitter.

SeaStar Medical Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, SeaStar Medical’s expectations with respect to the timing of regulatory approval of its products, the expected timing on enrollment, generation of study results, submission of PMA and other corporate milestones, the ability of SCD to treat patients with AKI, and the potential benefits of SCD to treat other diseases. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside SeaStar Medical’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: (i) the inability to recognize the anticipated benefits of the business combination with LMAO, which may be affected by, among other things, competition and the ability of the post-combination company to grow and manage growth profitability and retain its key employees, (ii) costs related to the business combination, (iii) the outcome of any legal proceedings that may be instituted against SeaStar Medical, (iv) the ability to maintain the listing of its securities on Nasdaq, (v) the ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and identify and realize additional opportunities, (vi) the risk of downturns and the possibility of rapid change in the highly competitive industry in which SeaStar Medical operates, (vii) the risk that SeaStar Medical and its current and future collaborators are unable to successfully develop and commercialize its products or services, or experience significant delays in doing so, including failure to achieve approval of its products by applicable federal and state regulators, (viii) the risk that SeaStar Medical may never achieve or sustain profitability; (ix) the risk that SeaStar Medical may need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (x) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (xi) the risk of product liability or regulatory lawsuits or proceedings relating to SeaStar Medical’s products and services, (xii) the risk that SeaStar Medical is unable to secure or protect its intellectual property, and (xiii) other risks and uncertainties indicated from time to time in SeaStar Medical’s registration statement on Form S-4, as amended (File No. 333-264993), including those under the “Risk Factors” section therein and in SeaStar Medical’s other filings with the SEC. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SeaStar Medical assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Media

PSC Consulting

Patty Caballero

(973) 348-5055

patty@pscconsulting.net

Investors

LHA Investor Relations

Jody Cain

(310) 691-7100

Jcain@lhai.com

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